UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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WGL Holdings Inc.

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Partnering for growth in Washington, DC Adrian Chapman, president & Chief operating officer, wgl holdings, inc. May 2017

The transaction explained… WGL Holdings is combining operations with altagas Offered $6.4 billion at $88.25 / share Subject to regulatory approvals, WGL shareholder approval and other customary closing conditions Transaction expected to ‘close’ in the second quarter of 2018 WGL companies will become wholly owned subsidiaries of AltaGas All WGL stock to be converted to cash Combined company ops & assets in U.S. & Canada

Who is altagas? A Canadian diversified energy infrastructure business with three business segments (Gas, Power and Utilities): Gas – natural gas gathering and processing, natural gas liquids extraction and separation, transmission, storage and natural gas marketing. Transacts two billion cubic feet per day (Bcf/d) Power – generation assets across NA with over approximately 1,700 megawatts (MW) of capacity. Multiple fuel types. Opportunities to expand in CA and across the U.S., and to develop new gas-fired and renewable generation in Alberta to replace coal Utilities – serves 430,000+ U.S. customers. Owns regulated natural gas distribution utilities across NA and a regulated natural gas storage utility in the U.S., delivering natural gas to homes and businesses HQ in Calgary, Alberta Operates across NA >1,700 employees Market cap = C$5.7bn Asset base = C$10.1bn U.S. Utilities Customer Numbers: SEMCO = 290k ENSTAR = 140k Washington Gas = 1.1m

the combined company Wgl will be part of a larger, more broad-based, multinational organization AltaGas WGL AltaGas & WGL Company Footprint

What does this mean For the district? One-time rate credit for all customers totaling $12.25 million, or $50 for each residential heating customer in the District of Columbia Financial assistance totaling $2.2 million to install energy efficiency improvements in homes of low-income qualified residential customers in the District of Columbia, with emphasis on high usage customers Financial incentives totaling $2.0 million to fund natural gas utilization for qualified multi-family Affordable Housing Development in the District of Columbia Financial assistance of $1.5 million ratably over 5 years through the Washington Area Fuel Fund to help pay gas bills for Washington Gas low and moderate income customers in all 3 jurisdictions Financial commitment of $700,000 to support workforce development and training programs in the District of Columbia to promote training and job creation in the energy sector and Science, Technology, Engineering and Math (“STEM”) fields Increased commitment to further improve third-party excavation damage prevention -- $480,000 per year for five years to hire one additional Washington Gas Damage Prevention Trainer in each jurisdiction and $325,000 to enhance external communications and outreach across its three jurisdictions Financial support of $450,000 to study and propose biogas opportunities within the metropolitan Washington, DC – helping our environment Ramp up the Company’s aspirational goal for non-gas spending with diverse suppliers to reach 35% by the tenth year At least $1.2 million in charitable contributions and local community support per year in the Greater Washington, D.C. metropolitan area over the next 10 years Benefits for our customers and the community

What does this mean for the district? Washington Gas’ headquarters will remain in Washington D.C. WGL companies will continue to function as before, and maintain existing investment programs and employee staffing – under the same company names Current WGL career paths and opportunities are anticipated to continue Five years after the Merger Close, the total number employees at Washington Gas and its affiliates within the Greater Washington, D.C. metro region is expected to be at least 65 greater than as of March 31, 2017. Other WGL facilities, including walk-in offices will remain in their current locations AltaGas will establish new headquarters for its U.S. Power business in WGL’s service region WGL Energy will continue and expand its clean and efficient energy offerings A Washington Gas board of directors will oversee the utility business WGL will assist in managing AltaGas’ U.S. regulated utility business WGL will continue to operate under current bargaining unit agreements New opportunities for the broader organization

Next steps and timing DATE ACTIVITY January 25, 2017 Deal announcement April 24, 2017 Regulatory filings in the District of Columbia, Maryland and Virginia May 10, 2017 WGL shareholder meeting January – June 2018 Regulatory decisions After regulatory approval Transaction expected to ‘close’

Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed merger transaction. WGL Holdings, Inc. (“WGL”) filed a definitive proxy statement in connection with the proposed merger transaction with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2017 (the “Proxy Statement”) and first mailed the Proxy Statement to its shareholders on or about April 3, 2017. THE INVESTORS AND SECURITY HOLDERS OF WGL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION about AltaGas, Ltd. (“AltaGas”), WGL and the proposed merger transaction. Investors and security holders are able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of WGL’s proxy statement may be obtained free of charge upon request by contacting WGL Holdings, Inc., Leslie T. Thornton, Corporate Secretary, 101 Constitution Avenue N.W., Washington, District of Columbia, 20080. WGL’s filings with the SEC are also available on WGL’s website at: http://wglholdings.com/sec.cfm. Investors and security holders may also read and copy any reports, statements and other information filed by WGL with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the solicitation AltaGas, WGL and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding AltaGas’ directors and executive officers is available in AltaGas’ Management Information Circular, filed on March 24, 2017 (in English and French) with the Canadian Securities Administrators (the “CSA”) and in AltaGas’ Annual Information Form, filed on February 23, 2017 (in English) and February 27, 2017 (in French) with the CSA, each of which are available at: www.sedar.com. Information regarding WGL’s directors and executive officers is available in the Proxy Statement, WGL’s proxy statement filed with the SEC on December 23, 2016 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, each of which may be obtained from the sources indicated in Additional Information and Where to Find It. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of WGL’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Forward-looking statements This document contains forward-looking statements. When used in this document, the words “may”, “would”, “could”, “can”, “will”, “be”, “intend”, “possible”, “plan”, “develop”, “anticipate”, “target’, “believe”, “seek”, “propose”, “continue”, “estimate”, “expect”, “anticipate” and similar expressions, as they relate to AltaGas or an affiliate of AltaGas, are intended to identify forward-looking statements. This document contains forward-looking statements with respect to, among other things, business objectives, expected growth (including magnitude of growth), results of operations, performance, business projects and opportunities, capital expenditures and financial results. In particular this document contains forward looking statements with respect to the combination of AltaGas and WGL and related performance, including, without limitation, the transformative nature of the Transaction, the portfolio of assets of the combined entity, the nature of growth opportunities available to AltaGas, the strategic focus of the business, the location of headquarters for the U.S. regulated utility and power business, the compatibility, strength and focus of the combined corporate culture of AltaGas and WGL, the retention and role of WGL employees and the holding of significant roles for existing WGL executives in AltaGas’ U.S. regulated utility operations, the ability to deliver high quality service and/or maintain rates or ensure affordable rates, increased community involvement and charitable giving, the fact that closing of the Transaction is conditioned on certain events occurring; the growth potential available to AltaGas in clean technologies, natural gas generation and retail energy services, the strength of AltaGas and WGL as utility operators, intentions for further investment in Virginia, Maryland and Washington, D.C., intentions with respect to the pursuit of regulatory approvals for the Transaction, the ability to grow the clean power and energy services businesses; and this document contains forward looking statements regarding the anticipated completion of the acquisition. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Such statements reflect AltaGas’ current views with respect to future events based on certain material factors and assumptions and are subject to certain risks and uncertainties which could cause results or events to differ from current expectations, including without limitation: changes in market; competition; governmental or regulatory developments; general economic conditions; any event, change or other circumstance that could give rise to termination of the merger agreement in respect of the Transaction; the inability to complete the Transaction due to the failure to obtain stockholder approval for the Transaction or the failure to satisfy other conditions to completion of the Transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; uncertainty regarding the length of time required to complete the Transaction; the anticipated benefits of the Transaction may not materialize or may not occur within the time periods anticipated by AltaGas; impact of significant demands placed on AltaGas and WGL as a result of the Transaction; failure by the AltaGas to repay the bridge financing facility; potential unavailability of the bridge financing facility; alternate sources of funding that would be used to replace the bridge financing facility may not be available when needed, including asset sales on desirable terms; lack of control by AltaGas of WGL and its subsidiaries prior to the closing of the Transaction; impact of acquisition-related expenses; inaccuracies or incompleteness in WGL’s publicly disclosed information; increased indebtedness of AltaGas after the closing of the Transaction; the Transaction could result in a downgrade of AltaGas’ credit ratings; historical and pro forma combined financial information may not be representative of future performance; potential undisclosed liabilities of WGL; ability to retain key personnel of WGL following the Transaction; the impact of the announcement of the Transaction on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the Transaction, including operating costs, customer loss or business disruption being greater than expected; risks associated with changes in economic conditions; developments in technology could reduce demand for natural gas; changes in customer energy usage patterns; risk of failure of information technology infrastructure and cybersecurity; disruption of fuel supply; natural disasters or other catastrophic events; unanticipated maintenance and other expenditures; risk associated with the continuation, renewal, replacement and/or regulatory approval of natural gas supply contracts; risks associated with pension plan performance and funding requirements; regulatory and government decisions including, but not limited to, changes to environmental, financial reporting and tax legislation and regulations; risk of loss of licenses and permits; risk of loss of service area; and market gas sales prices; and other factors set out in AltaGas’ public disclosure documents. Many factors could cause AltaGas’ actual results, performance or achievements to vary from those described in this document, including without limitation those listed above. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may vary materially from those described in this document as intended, planned, anticipated, believed, sought, proposed, estimated or expected, and such forward-looking statements included in, or incorporated by reference in this document, should not be unduly relied upon. Such statements speak only as of the date of this document. AltaGas does not intend, and does not assume any obligation, to update these forward-looking statements. The forward-looking statements contained in this document are expressly qualified by this cautionary statement.

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